Exhibit 99.1

Communications Sales & Leasing, Inc. Announces Pricing of Notes Offerings

and Senior Secured Credit Facilities

LITTLE ROCK, Ark., April 16, 2015 – Communications Sales & Leasing, Inc. (“CS&L” or the “Company”) and CSL Capital, LLC (the “Co-Issuer” and, together with CS&L, the “Issuers”) announced today that they have priced their previously announced offerings of $400 million aggregate principal amount of 6.00% senior secured notes (the “Secured Notes”) and $1.11 billion aggregate principal amount of 8.25% senior unsecured notes (the “Senior Notes” and, together with the Secured Notes, the “Notes”). The Issuers also announced today that they have priced the $2.14 billion senior secured term loan B facility (the “Term Loan Facility”) and the $500 million senior secured revolving credit facility (together with the Term Loan Facility, the “Facilities”). The term loans under the Facilities are expected to bear interest at a rate equal to, at the Company’s option, either a base rate plus an applicable margin equal to 3.00% or a eurodollar rate plus an applicable margin equal to 4.00%. The Notes offerings and the Facilities are expected to close on April 24, 2015, subject to customary closing conditions and the completion of the Spin-Off discussed below.

The Secured Notes will be issued at an issue price of 100% and the Senior Notes will be issued at an issue price of 97.055%. The Notes will be guaranteed by each of CS&L’s wholly owned domestic restricted subsidiaries that guarantees indebtedness under the Facilities (the “Guarantors”). The term loans under the Facilities are expected to be issued at a discount of 2%. The loans under the Facilities will be incurred by the Issuers, guaranteed by the Guarantors, and secured by substantially all of the assets of the Issuers and the Guarantors, subject to certain exceptions, which assets will also secure the Secured Notes.

The Notes are being offered for sale by certain selling securityholders that intend to acquire such Notes from the Issuers’ parent, Windstream Services, LLC (“Windstream Services”), in exchange for debt of Windstream Services that such selling securityholders will acquire.

The Issuers intend to initially issue all of the Notes and a portion of the term loans under the Facilities, and transfer a portion of the proceeds of the term loans under the Facilities, to Windstream Services as partial consideration for the contribution of select telecommunications network assets, including fiber and copper networks and other real estate, of Windstream Holdings, Inc. (NASDAQ: WIN) (“Parent”), the parent of Windstream Services, and its subsidiaries to CS&L and its subsidiaries, in anticipation of Parent’s proposed pro rata distribution of at least 80.1% of the shares of common stock of CS&L (the “Spin-Off”) to the Parent’s shareholders. The Spin-Off is more fully described in CS&L’s Information Statement on Form 10 filed by CS&L with the Securities and Exchange Commission (the “SEC”) on March 26, 2015.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United

States in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer or sale would be unlawful.

About Communications Sales & Leasing

Following the Spin-Off, CS&L will become, upon its election, a publicly traded, self-administered real estate investment trust (“REIT”) primarily engaged in the ownership, acquisition and leasing of communication distribution systems. CS&L expects to generate revenues primarily by leasing communications distribution systems to telecommunications operators in triple-net lease arrangements, under which the tenant is primarily responsible for costs relating to the distribution systems (including property taxes, insurance, and maintenance and repair costs). To our knowledge, CS&L will be the first REIT focused on acquiring and building communication distribution systems, and will seek to grow its portfolio by pursuing opportunities to acquire additional communications distribution systems to lease to communication service providers on a triple-net basis. CS&L also anticipates diversifying its portfolio over time, including potentially acquiring other real property assets within or outside of the communications infrastructure industry to lease to third parties.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion and the expected benefits of the Notes offering and the Spin-Off and the expected growth and diversification of CS&L’s portfolio over time. Such statements are based on estimates, projections, beliefs and assumptions that the Issuers believe are reasonable but are not guarantees of future events and results. Actual future events and results of CS&L may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ from those contemplated in these forward-looking statements include, among others: (i) risks related to the anticipated timing and expected tax treatment of the Spin-Off; (ii) the ability of CS&L to expand its business following the Spin-Off; (iii) the risks that the conditions to the Spin-Off, including the Notes offering and related financing transactions, are not satisfied; and (iv) additional factors described in the Company’s filings with the SEC. The Issuers assume no obligation to update forward-looking statements contained in this press release as a result of new information or future events or developments.

Communications Sales & Leasing, Inc. Contact:

Rob Clancy

rob.clancy@cslreit.com

Windstream Contact:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

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